*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on October 8, 2018. Meeting Information HERMAN MILLER, INC. Meeting Type: Annual Meeting For holders as of: August 10, 2018 Date: October 8, 2018 Time: 10:30 a.m., ET Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/MLHR18. The company will be hosting the meeting live via the Internet again this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/MLHR18 and be sure to have the information that is printed in the box marked by the arrow  XXXX XXXX XXXX XXXX (located on the following page). HERMAN MILLER, INC. ATTN: SHAREHOLDER SERVICES You are receiving this communication because you hold shares in 855 EAST MAIN AVENUE the company named above. ZEELAND, MI 49464-0302 This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions. E50482-P11869

E50483-P11869 Vote ByInternet: advisor. PleasemaketherequestasinstructedaboveonorbeforeSeptember24, 2018tofacilitatetimelydelivery. Requests, instructionsand other inquiriessenttothise-mailaddress NOT beforwarded will to yourinvestment by thearrow * requesting acopy.Pleasechooseoneofthefollowingmethodstomakeyourrequest: If you want to receive a paper or e-mailcopy of these documents, you must request one. ThereisNOcharge for How toRequestandReceiveaPAPERorE-MAILCopy: following page)andvisit: Have the information that is printed in the box marked by the arrow (located on the How toViewOnline: NOTICE ANDPROXYSTATEMENT Proxy MaterialsAvailabletoVIEWorRECEIVE: Vote ByMail: During TheMeeting: Before TheMeeting: with please sendablanke-mail If requestingmaterialsbye-mail, ae h ifrain ht s rne i te o mre b te arrow the by marked box the Go to www.virtualshareholdermeeting.com/ in printed is that  information the Have Go towww.proxyvote.com. the arrow(locatedonfollowing page)availableandfollowtheinstructions. XXXX XXXX XXXX XXXX (locatedonthefollowingpage)insubjectline.  Youcanvotebymailrequestingapapercopyofthematerials,whichwillincludeproxycard. XXXX XXXX XXXX XXXX  3) 2) 1) BY E-MAIL*: sendmaterial@proxyvote.com BY TELEPHONE BY INTERNET XXXX XXXX XXXX XXXX www.proxyvote.com. Please ChooseOneoftheFollowing Voting Methods : How to Access theProxy Materials : 1-800-579-1639 (located onthefollowing page)availableandfollowtheinstructions. www.proxyvote.com Before You Vote ANNUAL REPORT How To Vote MLHR18. Have theinformation that is printed inthebox marked by the informationthatisprintedinboxmarked  XXXX XXXX XXXX XXXX

Voting Items The Board of Directors recommends a vote FOR the listed nominees: 1. Director Vote TO ELECT FOUR DIRECTORS TO SERVE UNTIL 2021 01) David A. Brandon 02) Douglas D. French 03) John R. Hoke III 04) Heidi J. Manheimer The Board of Directors recommends a vote FOR the proposals. 2. Proposal to approve the Amendment to our Articles of Incorporation. 3. Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. 4. Proposal to approve, on an advisory basis, the compensation paid to the Company's named executive officers. At their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or adjournment thereof. E50484-P11869

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